 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Principal Solar, Inc. of our report dated March 12, 2015, relating to our audits of the consolidated financial statements of Principal Solar, Inc. as of and for the years ended December 31, 2014 and 2013. We also consent to the reference to our firm under the heading “Experts” in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1.

/s/ Whitley Penn LLP

Dallas, Texas

April 7, 2015